Second Quarter 2022 Earnings Conference Call Bill Rogers – Chairman & CEO Daryl Bible – CFO July 19, 2022

2 This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the financial condition, results of operations, business plans and the future performance of Truist. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” “would,” “could” and other similar expressions are intended to identify these forward-looking statements. In particular, forward looking statements include, but are not limited to, statements we make about: (i) Truist’s ability to generate positive operating leverage in future periods, (ii) the benefits of Truist’s shift from integrating to operating, (iii) the benefits and expenses related to Truist’s investment in teammates, including through an increase in its minimum wage, (iv) the potential associated with investments in digital capabilities offered by Truist and the timing for making new capabilities available, (v) future levels of adjusted and core revenue, fee income, including from service charges on deposits,, adjusted noninterest expense, net charge-off ratio, adjusted PPNR, and net interest margin, (vi) the future benefits of Truist’s merger integration and conversion activities, (vii) projected amounts of merger-related and restructuring charges and incremental operating expenses related to the merger and the timing for elimination of such charges and expenses, (viii) the amount of expense savings to be realized from the merger and the timing of such realization, (ix) Truist’s expectations for its CET1 ratio and share repurchases, (x) anticipated capital deployment in future periods, (xi) the effects of interest rate changes on Truist’s net interest income, (xii) Truist’s medium-term performance targets with respect to return on tangible common equity and efficiency ratio, (xiii) projections of future dividends, (xiv) the future performance of Truist’s CRE business, and (xv) Truist’s prospects for continued loan growth in future periods. Forward-looking statements are not based on historical facts but instead represent management’s expectations and assumptions regarding Truist’s business, the economy and other future conditions. Such statements involve inherent uncertainties, risks and changes in circumstances that are difficult to predict. As such, Truist’s actual results may differ materially from those contemplated by forward-looking statements. While there can be no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those contemplated by forward-looking statements include the following, without limitation, as well as the risks and uncertainties more fully discussed under Part I, Item 1A-Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2021 and in Truist’s subsequent filings with the Securities and Exchange Commission: • residual risks and uncertainties relating to the Merger of heritage BB&T and heritage SunTrust, including the ability to realize the anticipated benefits of the Merger; • expenses relating to the Merger and application and data center decommissioning; • deposit attrition, client loss or revenue loss following completed mergers or acquisitions may be greater than anticipated; • the COVID-19 pandemic disrupted the global economy and adversely impacted Truist’s financial condition and results of operations, including through increased expenses, reduced fee income and net interest margin, decreased demand for certain types of loans, and increases in the allowance for credit losses; a resurgence of the pandemic, whether due to new variants of the coronavirus or other factors, could reintroduce or prolong these negative impacts and also adversely affect Truist’s capital and liquidity position or cost of capital, impair the ability of borrowers to repay outstanding loans, cause an outflow of deposits, and impair goodwill or other assets; • Truist is subject to credit risk by lending or committing to lend money, and may have more credit risk and higher credit losses to the extent that loans are concentrated by loan type, industry segment, borrower type or location of the borrower or collateral; • changes in the interest rate environment, including the replacement of LIBOR as an interest rate benchmark, which could adversely affect Truist’s revenue and expenses, the value of assets and obligations, and the availability and cost of capital, cash flows, and liquidity; • inability to access short-term funding or liquidity, loss of client deposits or changes in Truist’s credit ratings, which could increase the cost of funding or limit access to capital markets; • risk management oversight functions may not identify or address risks adequately, and management may not be able to effectively manage credit risk; • risks resulting from the extensive use of models in Truist’s business, which may impact decisions made by management and regulators; • failure to execute on strategic or operational plans, including the ability to successfully complete or integrate mergers and acquisitions; • increased competition, including from (i) new or existing competitors that could have greater financial resources or be subject to different regulatory standards, and (ii) products and services offered by non-bank financial technology companies, may reduce Truist’s client base, cause Truist to lower prices for its products and services in order to maintain market share or otherwise adversely impact Truist’s businesses or results of operations; • failure to maintain or enhance Truist’s competitive position with respect to new products, services and technology, whether it fails to anticipate client expectations or because its technological developments fail to perform as desired or do not achieve market acceptance or regulatory approval or for other reasons, may cause Truist to lose market share or incur additional expense; • negative public opinion, which could damage Truist’s reputation; • increased scrutiny regarding Truist’s consumer sales practices, training practices, incentive compensation design, and governance; • regulatory matters, litigation or other legal actions, which may result in, among other things, costs, fines, penalties, restrictions on Truist’s business activities, reputational harm, negative publicity, or other adverse consequences; • evolving legislative, accounting and regulatory standards, including with respect to climate, capital, and liquidity requirements, and results of regulatory examinations may adversely affect Truist’s financial condition and results of operations; • the monetary and fiscal policies of the federal government and its agencies, including in response to rising inflation, could have a material adverse effect on profitability; • accounting policies and processes require management to make estimates about matters that are uncertain, including the potential write down to goodwill if there is an elongated period of decline in market value for Truist’s stock and adverse economic conditions are sustained over a period of time; • general economic or business conditions, either globally, nationally or regionally, may be less favorable than expected, and instability in global geopolitical matters or volatility in financial markets could result in, among other things, slower deposit or asset growth, a deterioration in credit quality, or a reduced demand for credit, insurance, or other services; • risks related to originating and selling mortgages, including repurchase and indemnity demands from purchasers related to representations and warranties on loans sold, which could result in an increase in the amount of losses for loan repurchases; • risks relating to Truist’s role as a loan servicer, including an increase in the scope or costs of the services Truist is required to perform, without any corresponding increase in servicing fees or a breach of Truist’s obligations as servicer; • Truist’s success depends on hiring and retaining key teammates, and if these individuals leave or change roles without effective replacements, Truist’s operations and integration activities could be adversely impacted, which could be exacerbated in the increased work-from-home environment caused by the COVID-19 pandemic as job markets may be less constrained by physical geography; • fraud or misconduct by internal or external parties, which Truist may not be able to prevent, detect, or mitigate; • security risks, including denial of service attacks, hacking, social engineering attacks targeting Truist’s teammates and clients, malware intrusion, data corruption attempts, system breaches, cyber-attacks, which have increased in frequency with current geopolitical tensions, identity theft, ransomware attacks, and physical security risks, such as natural disasters, environmental conditions, and intentional acts of destruction, could result in the disclosure of confidential information, adversely affect Truist’s business or reputation or create significant legal or financial exposure; and • widespread outages of operational, communication, or other systems, whether internal or provided by third parties, natural or other disasters (including acts of terrorism and pandemics), and the effects of climate change, including physical risks, such as more frequent and intense weather events, and risks related to the transition to a lower carbon economy, such as regulatory or technological changes or shifts in market dynamics or consumer preferences, could have an adverse effect on Truist’s financial condition and results of operations, lead to material disruption of Truist’s operations or the ability or willingness of clients to access Truist’s products and services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, Truist undertakes no obligation to revise or update any forward-looking statements. Forward-Looking Statements

3 Non-GAAP Information This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Truist’s management uses these "non-GAAP" measures in their analysis of the Corporation's performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. The Company believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Truist’s management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non- GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this presentation: Adjusted Efficiency Ratio - The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges, and other selected items. Truist’s management uses this measure in their analysis of the Corporation’s performance. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Adjusted Operating Leverage - The adjusted operating leverage ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges, and other selected items. Truist’s management uses this measure in their analysis of the Corporation’s performance. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Pre-Provision Net Revenue (PPNR) - Pre-provision net revenue is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of the provision for credit losses and provision for income taxes. Adjusted pre-provision net revenue is a non-GAAP measure that additionally excludes securities gains (losses), merger-related and restructuring charges, amortization of intangible assets, and other selected items. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhances comparability of results with prior periods. Tangible Common Equity and Related Measures - Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist’s management uses these measures to assess the quality of capital and returns relative to balance sheet risk. Core NIM - Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The purchase accounting marks and related amortization for loans, deposits, and long-term debt from SunTrust and other acquisitions are excluded to approximate the yields paid by clients. Truist’s management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of Truist’s earning assets. Adjusted Diluted EPS - The adjusted diluted earnings per share is non-GAAP in that it excludes merger-related and restructuring charges and other selected items, net of tax. Truist’s management uses this measure in their analysis of the Corporation’s performance. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Performance Ratios - The adjusted performance ratios, including adjusted return on average assets, adjusted return on average common shareholders’ equity, and adjusted return on average tangible common shareholders’ equity, are non-GAAP in that they exclude merger-related and restructuring charges, selected items, and, in the case of return on average tangible common shareholders’ equity, amortization of intangible assets. Truist’s management uses these measures in their analysis of the Corporation’s performance. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. Insurance Holdings Adjusted EBITDA - EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, depreciation, and amortization to net income. Truist’s management also adds back merger- related and restructuring charges, incremental operating expenses related to the merger, and other selected items. Truist’s management uses this measure in its analysis of the Corporation’s Insurance Holdings segment. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Selected items affecting results are included on slide 7.

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5 Living our purpose Inspire and build better lives and communities Community Impact, Financial Inclusion, and Education Responsible Business and Ethical Conduct Technology and Client Service Human Capital and DEI ESG and Environmental Sustainability – Achieved 112% of prorated goal for the $60 billion 3 year 2020-2022 Community Benefits Plan commitment1 – Announced a $120 million commitment to strengthen and support diverse-owned small businesses – Executive leadership began a cross-market tour, partnering with local teammates to put Caring into action through client engagement & teammate listening sessions, local volunteerism, and investments in our communities – Named one of Forbes Best Employers for New Graduates and Best Employers for Diversity – Recognized as a Top 50 employer by Equal Opportunity magazine – Eliminated significant overdraft- related fees in April and launched Truist One Banking (July) – a first- of-its-kind approach to the checking account experience: provides accounts with no overdraft fees and other solutions to help clients grow and achieve financial success – Launched the state-of-the-art Innovation and Technology Center to support our ongoing efforts to transform the client experience – Acquired Long Game, the award winning mobile app that motivates smart financial behaviors – Announced plans to increase minimum wage pay to $22/hour for eligible teammates to attract and retain top talent, address the rising cost of living, and position Truist among the leaders in the industry – 16.8% of senior leadership roles are held by ethnically diverse teammates; with continued aspirations for growth in this area – Published the 2021 Truist ESG & CSR Report, which expands our ESG disclosures and highlights the significant steps we’ve taken to meet and exceed our goals, including: – Strengthening the diversity of senior leadership – Advancing a lower carbon economy – Fulfilling our Community Benefits Plan commitments 1 As of 5/31/22

Financial Results

7 Selected items affecting 2Q22 results Item ($ MM, except per share impact) Pre-Tax After-Tax Diluted EPS Impact Merger-related and restructuring charges ($121) ($92) ($0.07) Incremental operating expenses related to the merger ($117) ($89) ($0.07) Gain on early extinguishment of debt $39 $30 $0.02 See non-GAAP reconciliations in the appendix Diluted EPS impact for individual items may not foot to difference between GAAP diluted and adjusted diluted EPS due to rounding

2Q22 performance highlights

Summary Income Statement ($ MM)

	2Q22	Change vs. 1Q22	Change vs. 2Q21
GAAP / Unadjusted			
Revenue	$5,683	6.2%	0.1%
Expense	$3,580	(2.6)%	(10.7)%
PPNR	$2,103	25.4%	26.2%
Provision for credit losses	$171	NM	NM
Net income available to common	$1,454	9.6%	(6.7)%
Diluted EPS	$1.09	10.1%	(6.0)%
ROTCE	22.7%	410 bps	380 bps
Efficiency ratio	63.3%	(570) bps	(770) bps
Adjusted			
Revenue	$5,684	6.3%	0.1%
Expense	$3,238	3.8%	1.8%
PPNR	$2,446	9.8%	(2.0)%
Net income available to common	$1,605	(2.4)%	(23.0)%
Diluted EPS	$1.20	(2.4)%	(22.6)%
ROTCE	24.8%	220 bps	10 bps
Efficiency ratio	57.0%	(130) bps	90 bps

Note: All data points are taxable-equivalent, where applicable; see non-GAAP reconciliations in the appendix

Commentary

Earnings and profitability

- Solid financial results despite volatile market conditions
  - $1.6 billion of adjusted net income available to common, or $1.20 per share and adjusted ROTCE of 25%
  - Adjusted EPS relatively stable sequentially as higher PPNR offset by higher provision cost (due to reserve release in 1Q22)
- Adjusted PPNR up 10% sequentially as a result of expanding net interest margin, strong loan growth, and continued strength in insurance
  - Interest-bearing deposit beta (ex. brokered) of 8%
- Continue to target positive operating leverage (GAAP and adjusted) for full year
  - Sequential adjusted operating leverage was 250 bps and YTD adjusted operating leverage was (200) bps
- Asset quality remains excellent: 22 bps NCO

Balance sheet, capital, and liquidity

- Robust EOP loan growth of 4.7%
- Liquidity and funding remain stable and strong
  - Average deposits up 2.0% sequentially
  - LCR of 110%
- Capital (9.2% CET1) remains strong, particularly in the context of Truist's risk profile
  - June 2022 CCAR results continue to demonstrate Truist's diverse business mix, conservative credit culture, and strong profitability profile
  - Repurchased $250 million of common shares in 2Q22 and announced intent to increase common dividend 8% in 3Q22

TRUIST

8

Digital care for Truist clients

Building momentum to accelerate client adoption and operationalize innovation

Digital Commerce Growth[1]


256K
39%
355K
1Q22
2Q22

Mobile App Users[2]


4.2MM
1%
4.3MM
1Q22
2Q22

Digital Transactions[3]


58MM
9%
63MM
1Q22
2Q22

Zelle Transactions


13MM
18%
16MM
1Q22
2Q22

Introducing Truist's Innovation and Technology Center

- Announced the grand opening of our Innovation and Technology Center (ITC) in June
- State-of-the-art facility where we can work collaboratively with clients to co-create dynamic cross-channel services and bring client-validated experiences to market
- In addition to client journey rooms, the ITC features research labs and a Contact Center incubator that enables us to collect and respond to real-time client feedback



1 Digital commerce defined as products (deposits, lending, mortgage, ex. LightStream) opened through digital applications
2 Active users reflects clients that have logged in using the mobile app over the prior 90 days
3 Digital transactions include transfers, Zelle, bill payments, mobile deposits, ACH, and wire transfers

TRUIST

9

10 $170.5 $165.8 $164.5 $167.5 $173.3 $118.0 $120.4 $121.8 $121.1 $123.4 4.03% 3.92% 3.81% 3.70% 3.91% 3.61% 3.58% 3.49% 3.42% 3.64% Commercial LHFI ($ B) Consumer & Card LHFI ($ B) Loans HFI yield (%) Loans HFI yield ex. PAA (%) 2Q21 3Q21 4Q21 1Q22 2Q22 – Average loans up 2.8%; up 5.7% ex. PPP (YoY trends generally similar to prior quarter) – C&I, ex. PPP, up 11% – CRE/commercial construction down 13% – Residential mortgage up 13% – Consumer/card (ex. mortgage) relatively stable – Broad-based growth: average loans up 2.8%; up 3.1% ex. PPP – C&I up 4.8%, primarily due to growth across most CIB industry verticals and product groups – CRE/commercial construction down $0.8 billion, or 2.9%, given competitive environment – Residential mortgage up $1.3 billion, or 2.6%, as a result of continued correspondent purchases and slower prepays – Consumer/card, ex. mortgage, up $1.0 billion, or 1.3%, as a result of strong growth in Service Finance, recreational lending, prime auto, Sheffield, and LightStream; partially offset by runoff in partnership loans and student – EOP loans up 4.7% — similar drivers to average trends Average loans & leases HFI 5-Quarter Trend vs. Prior Quarter vs. Prior Year $288.6 $286.2 $286.3 $288.6 $296.7

11 – Average deposits increased $8.5 billion, or 2.0% – Ex. brokered deposits, average deposits declined $2.9 billion, or 0.7% – Noninterest-bearing deposits increased 1.9% – Controlled deposit costs – Total cost of deposits was 9 bps; up 6 bps compared to prior quarter – Total cost of interest-bearing deposits was 14 bps, up 9 bps compared to prior quarter – Reflects a 15% beta (ex. brokered deposits was 8%)1 Average deposits $258.4 $261.0 264.5 269.3 275.1 $137.9 $141.7 $146.5 $145.9 $148.6 0.04% 0.03% 0.03% 0.03% 0.09% Interest-bearing deposits Noninterest-bearing deposits Total deposit cost (%) 2Q21 3Q21 4Q21 1Q22 2Q22 5-Quarter Trend vs. Prior Quarter vs. Prior Year – Average deposits increased $27 billion, or 6.9%, due to the previous impacts of government stimulus 1 Beta calculations are based on change in average deposit costs divided by change in average Fed Funds rate from 1Q22 to 2Q22 $396.3 $402.7 $411.0 $415.2 $423.8

12 – Net interest income increased 7.0% as a result of higher short-term interest rates (alongside controlled deposit costs) and strong loan growth – Reported NIM and core NIM expanded 13 and 15 bps, respectively, as a result of higher short-term interest rates (alongside controlled deposit costs) and positive earning asset mix shift from securities into loans $3,273 $3,261 $3,267 $3,209 $3,435 $2,965 $3,006 $3,030 $2,999 $3,231$308 $255 $237 $210 $204 2.88% 2.81% 2.76% 2.76% 2.89% 2.60% 2.58% 2.55% 2.57% 2.72% Core net interest income TE ($ MM) Purchase accounting accretion ($ MM) Reported NIM (%) Core NIM (%) 2Q21 3Q21 4Q21 1Q22 2Q22 Net interest income & net interest margin 5-Quarter Trend vs. Prior Quarter vs. Prior Year – Net interest income up 4.9% as a result of higher market interest rates (alongside controlled deposit costs), loan growth, and larger securities portfolio (as a result of strong deposit growth); partially offset by lower PAA and PPP revenue – Reported NIM stable YoY as core NIM expansion of 12 bps was offset by lower PAA contribution 1 See non-GAAP reconciliations in the appendix 1

Noninterest income

5-Quarter Trend



$2,405
$715
$253
$345
$402
$690
42.6%
$2,365
$772
$276
$356
$316
$645
42.2%
$2,323
$657
$273
$350
$377
$666
41.7%
$2,142
$559
$252
$343
$261
$727
40.2%
$2,248
$577
$254
$337
$255
$825
39.7%
2Q21
3Q21
4Q21
1Q22
2Q22
Insurance income
Wealth management income
All other fee categories
Investment banking & trading
Service charges on deposits
Fee income ratio (%)

Other income detail		2Q21		1Q22		2Q22
Other income *(ex. items below)*	$	77	$	71	$	46
NQDCP impact		43		(44)		(30)
Gain on selected transactions		—		74		—
Other income	**$**	**120**	**$**	**101**	**$**	**16**

vs. Prior Quarter

- Noninterest income increased $106 million, or 4.9%
  - Insurance income increased $98 million, or 13%, driven by seasonality, continued strong organic growth, and the acquisition of Kensington Vanguard
  - Card and payment related fees increased $34 million, or 16%, due to the prior quarter merchant acquisition and increased activity
  - Residential mortgage declined $15 million due to lower refi volumes and gain-on-sale margins
  - Other income, excluding the merchant acquisition gain and NQDCP impacts, decreased $25 million primarily due to the loss on sale of certain SBIC investments (*see table*)
- Prior quarter (1Q22) included $74 million merchant acquisition gain and $69 million loss on securities repositioning

vs. Prior Year

- Noninterest income declined $157 million, or 6.5%
  - Insurance income increased $135 million, or 20% (7.7% organic growth and acquisitions)
  - Investment banking & trading declined $147 million, or 37%, due to volatile market conditions
  - Residential mortgage income declined $43 million, or 37%, due to higher rates (impacting refi volumes and margins)
  - Other income, excluding NQDCP impact, decreased $31 million due to aforementioned SBIC losses and lower investment-related valuations/ gains *(see table)*

TRUIST

13

Noninterest expense

5-Quarter Trend ($ MM)



$4,011
$200
$142
$487
$3,182
71.0%
56.1%
$3,795
$30
$145
$363
$3,257
67.8%
57.9%
$3,700
$143
$427
$3,131
66.5%
56.0%
$3,674
$137
$418
$3,119
69.0%
58.3%
$3,580
$143
$238
$3,238
63.3%
57.0%
($39)
2Q21
3Q21
4Q21
1Q22
2Q22
Adjusted noninterest expense
Amortization
GAAP efficiency ratio
Merger costs1
Other significant items
Adjusted efficiency ratio

vs. Prior Quarter

- Noninterest expense declined $94 million, or 2.6%
  - 2Q22 included $238 million of merger costs[1] compared to $418 million in 1Q22
- Adjusted noninterest expense was $3.2 billion, up $119 million, or 3.8%
  - Personnel expense[2] increased $64 million primarily as a result of seasonally higher insurance-related incentive compensation and investments in talent in lines of business and enterprise technology
  - Other expense[2] increased $19 million due to higher operational losses and increased teammate travel
  - Professional fees and outside processing costs[2] increased $16 million due to enterprise technology investments and increased call center staffing

vs. Prior Year

- Noninterest expense declined $431 million, or 11%
  - Merger costs[1] declined $249 million
  - 2Q21 also included $200 million charitable contribution to Truist Foundation and Truist Charitable Fund
- Adjusted noninterest expense up $56 million, or 1.8%
  - Other expense[2] increased $73 million as a result of higher operational losses and increased teammate travel
  - Professional fees and outside processing[2] up $42 million due to enterprise technology investments and increased call center staffing
  - Personnel expense[2] down $74 million as a result of impacts from the nonqualified plan, lower performance-driven incentives, partially offset by higher salaries

TRUIST

1 Includes merger-related and restructuring charges and incremental operating expenses related to the merger
2 Excludes incremental operating expenses related to the merger

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15 Asset quality 4.5x 9.0x 8.8x $421Net Charge-Offs Provision / (Benefit) for Credit Losses Nonperforming Loans / LHFI ALLL $142 $135 $182 $178 $159 0.20% 0.19% 0.25% 0.25% 0.22% NCO NCO ratio 2Q21 3Q21 4Q21 1Q22 2Q22 ($434) ($324) ($103) ($95) $171 2Q21 3Q21 4Q21 1Q22 2Q22 0.37% 0.38% 0.38% 0.36% 0.36% 2Q21 3Q21 4Q21 1Q22 2Q22 $5,121 $4,702 $4,435 $4,170 $4,187 1.79% 1.65% 1.53% 1.44% 1.38% ALLL ALLL ratio ALLL / NCO 2Q21 3Q21 4Q21 1Q22 2Q22 Continued strong credit performance Provision expense approximated net charge-offs in 2Q22 as the impacts of loan growth were offset by a decline in the ALLL ratio ALLL ratio declined 6 bps given strong portfolio performance, partially offset by moderately slower economic outlook Asset quality remains excellent, reflecting our prudent risk culture, diverse portfolio, and solid economic conditions Leading indicators (NPL, early stage delinquencies) remain strong $48 9.0X 8.8X 6.1X 5.8X 6.5X

16 Capital and liquidity position 10.2% 9.4% 9.2% Common Equity Tier 1 Tier 1 Total 2Q21 1Q22 2Q22 Current quarter regulatory capital information is preliminary 113% 111% 110% $83.5 $83.9 $85.0 LCR HQLA ($ B) 2Q21 1Q22 2Q22 13.9% Capital position – CET1 ratio was 9.2%, down 20 bps from 3/31 – Decline driven by strong 4.7% EOP loan growth and $250 million share repurchase – Board will consider a resolution to increase common dividend 8% to $0.52 per share in 3Q22 – Continued strong CCAR results – Stressed capital buffer remained flat at 250 bps – Second lowest CET1 erosion and loan loss rate compared to peers (severely adverse scenario) – Overall, continue to maintain a very strong capital position, particularly in the context of risk and profitability profile Liquidity position – Average LCR for 2Q22 was 110% – Average loan-to-deposit ratio of 70% 12.0% 14.2% 13.0% 11.0% Capital and liquidity position Commentary 10.8% 12.6%

17 2020 2021 2022 2023 Pandemic Executional excellence Transformation and growth Integration Well Positioned for 2022 and Beyond – Finalize the merger – February conversion (complete) – Eliminate merger-related charges and incremental operating expenses by year-end – Achieve cost saves objectives – Shift from integration to executional excellence, transformation, and growth – Realize significant benefit from becoming One Truist (systems, digital, brand, IRM) – Accelerate revenue momentum – Client experience enhancements – Continue to target positive operating leverage for full year 2022 (GAAP and adjusted) Shifting from integration focus to executional excellence, transformation, and growth

18 Investment thesis Why Truist? Purpose-Driven Culture Exceptional Company Investing in the Future Leading Financial Performance – Inspire and build better lives and communities – Optimize long-term value for all stakeholders through safe, sound, and ethical practices – Attract and retain top talent – Continued strong ESG progress – 6th largest U.S. commercial bank – Comprehensive and diverse business mix with distinct capabilities in insurance, investment banking, digital / point-of- sale lending, and advice / industry expertise – Significant revenue synergy potential – Strong market shares in high growth footprint (South / Mid-Atlantic) with select national businesses – Building a better technology foundation with ‘best of breed’ approach – Obsess over enhanced client experience to drive client acquisition – Enabling convenient commerce – Fit-for-purpose approach (build, buy, partner) – Increased usage of open banking, APIs, and Truist Ventures – Targeting strong growth and profitability (with lower volatility) – Continued confidence in achieving $1.6 billion of net cost savings – ROATCE: Low 20s – ER: Low 50s – Disciplined risk and financial management; focus on diversity – Strong risk adjusted capital position

Appendix

Consumer Banking & Wealth

Represents performance for Retail and Small Business Banking, Wealth, Mortgage Banking, Dealer Retail Services, and Consumer Finance & Payments

Metrics

Income statement ($ MM)	2Q22	Linked Qtr. Change	Like Qtr. Change
Net interest income	$2,274	$92	$202
Provision for credit losses	199	126	203
Noninterest income	892	(58)	(33)
Noninterest expense	1,954	46	9
Segment net income	773	(100)	(26)
Balance Sheet ($ B)			
Average loans[(1)]	$134.3	$2.7	$3.7
Average deposits	255.3	2.2	14.2
Other Key Metrics			
Mortgages serviced for others ($ B)[(2)]	$209.5	$13.8	$31.5
Wealth management AUM ($ B)[(2)]	180.1	(16.4)	(23.0)
Branches	2,117	5	(440)

(1) Excludes loans held for sale
(2) Amount reported reflects end of period balance

Commentary

- Net income of $773 million, down $100 million from the prior quarter
- Increase in NII driven by primarily by higher funding credit on deposits and higher average loan balances, partially offset by decreased loan spreads and lower PAA
- Loans grew 2% vs. 1Q22 and 3% vs. 2Q21 primarily driven by increased residential mortgage balances along with increased Service Finance, recreational lending, Sheffield, and prime auto loans, partially offset by runoff in partnership and student loans
- Deposits continue to grow (up 1% vs. 1Q22 and 6% vs. 2Q21) primarily driven by the lingering impacts of government stimulus programs in the prior year
- Provision for credit losses increased reflecting the impact of loan growth in the current quarter and reserve releases in prior quarters
- Fee income down 6% vs. 1Q22 primarily driven by prior quarter $74 million merchant acquisition gain and lower mortgage income
- Expenses increased 2% vs. 1Q22 primarily driven by MRCs, IT professional services (call center staffing), advertising (Truist brand expense post MOE7), and operating losses
- Branch count down 17% vs. 2Q21 due to MOE consolidations

TRUIST

A-1

Corporate & Commercial Banking

Represents performance for Commercial Community Banking, Corporate & Investment Banking, and CRE & Grandbridge

Metrics

Income Statement ($ MM)	2Q22	Linked Qtr. Change	Like Qtr. Change
Net interest income	$1,334	$64	$38
Provision for credit losses	(28)	122	371
Noninterest income	636	17	(172)
Noninterest expense	781	25	(47)
Segment net income	954	(49)	(352)
Balance Sheet ($ B)			
Average loans[1]	$161.7	$7.1	$6.5
Average deposits	147.1	(5.2)	(0.7)

Commentary

- Net income of $954 million, down 5% or $49 million vs. 1Q22, primarily driven by higher provision for loan losses and higher expenses, partially offset by higher revenue
- NII of $1.3 billion increased 5%, or $64 million, as a result of strong loan growth, partially offset by a reduction in PPP fees
- Noninterest income of $636 million relatively stable sequentially and down 21% YoY due to lower investment banking & trading income
- Total expenses of $781 million, increased $25 million sequentially, related to targeted, strategic hiring
- Average loans of $161.7 billion, up $7.1 billion or 5% driven by broad-based growth across most CIB industry verticals and product groups
- Average deposits of $147.1 billion decreased $5.2 billion or 3%, due to seasonality of public funds outflows in 1Q and tax-related payments in mid-April

(1) Excludes loans held for sale

TRUIST

A-2

Insurance Holdings

Represents performance for Truist Insurance Holdings' Retail, Wholesale, and Services Divisions

Metrics

Income statement ($ MM)	2Q22	Linked Qtr. Change	Like Qtr. Change
Net interest income	$28	$4	$3
Noninterest income	833	95	135
Total revenue	861	99	138
Noninterest expense	624	64	109
Segment net income	178	26	19
Performance ($ MM)			
Y-o-Y organic revenue growth	7.7%	0.5%	(7.1%)
Net acquired revenue	80	21	49
Performance based commissions	22	6	7
Adjusted EBITDA[(1)]	278	37	30
Adjusted EBITDA margin[(1)]	32.3%	0.7%	(2.0%)

Commentary

- Strong revenue quarter driven by growth from acquired revenue, strong new business generation, stable retention and continued P&C renewal premium increases
- Market conditions:
  - Market conditions remain favorable with stable price increases, increasing exposure units and cautious underwriting due to rising loss costs and increasing reinsurance pricing
  - Seeing consistent P&C price increases
- Revenue increased 19% vs. 2Q21
  - Organic revenue growth of 7.7%
    - 2Q22 new business was up 10%
  - Acquired revenue of $80 million
- Revenue up 13% vs. 1Q22 primarily due to seasonality in P&C renewal commissions
- Expenses up 21% vs. 2Q21
  - Increase driven by higher performance-based incentive expense, higher travel and entertainment expense, and increase from acquisitions
- EBITDA margin declined 200 bps vs. 2Q21 driven by mix of business during the quarter, rising T&E expense and investments to support future growth

(1) EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, depreciation, and amortization to net income. Truist's management also adds back merger-related and restructuring charges, incremental operating expenses related to the merger, and other selected items. Truist's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. See non-GAAP reconciliations included in the attached Appendix.

TRUIST IH

A-3

Purchase accounting summary[1]

($ MM)

	As of/For the Quarter Ended				
	June 30 2022	March 31 2022	Dec. 31 2021	Sept. 30 2021	June 30 2021
Loans and Leases[2]					
Beginning balance unamortized fair value mark	$ (1,119)	$ (1,323)	$ (1,540)	$ (1,777)	$ (2,067)
Accretion	189	191	217	233	285
Purchase accounting adjustments and other activity	6	13	—	4	5
Ending balance	$ (924)	$ (1,119)	$ (1,323)	$ (1,540)	$ (1,777)
Core deposit and other intangible assets					
Beginning balance	$ 3,693	$ 3,408	$ 2,930	$ 2,665	$ 2,825
Additions - acquisitions	—	430	647	418	—
Amortization	(143)	(137)	(143)	(145)	(142)
Amortization in net occupancy expense	(5)	(8)	(3)	(4)	(3)
Purchase accounting adjustments and other activity	(10)	—	(23)	(4)	(15)
Ending balance	$ 3,535	$ 3,693	$ 3,408	$ 2,930	$ 2,665
Deposits[3]					
Beginning balance unamortized fair value mark	$ (5)	$ (7)	$ (9)	$ (12)	$ (15)
Amortization	2	2	2	3	3
Ending balance	$ (3)	$ (5)	$ (7)	$ (9)	$ (12)
Long-Term Debt[3]					
Beginning balance unamortized fair value mark	$ (122)	$ (139)	$ (157)	$ (176)	$ (196)
Amortization	13	17	18	19	20
Ending balance	$ (109)	$ (122)	$ (139)	$ (157)	$ (176)

(1) Includes only selected information and does not represent all purchase accounting adjustments.
(2) Purchase accounting marks on loans and leases includes credit, interest and liquidity components, and are generally recognized using the level-yield or straight-line method over the remaining life of the individual loans or recognized in full in the event of prepayment.
(3) Purchase accounting marks on liabilities represents interest rate marks on time deposits and long-term debt and are recognized using the level-yield method over the term of the liability.

TRUIST

A-4

A-5 M&A related financial impacts Purchase accounting accretion Amortization of intangibles Merger-related and restructuring charges Incremental operating expenses related to the merger 1Q21 $340 $144 $141 $175 2Q21 308 142 297 190 3Q21 255 145 172 191 4Q21 237 143 212 215 1Q22 210 137 216 202 2Q22 204 143 121 117 3Q22E 170 140 10 100 4Q22E 150 140 40 60 1Q23E 120 130 No costs for the MOE No longer applicable and will not be in expense base 2Q23E 100 130 3Q23E 80 120 4Q23E 60 120 FY 2021 $1,140 $574 $822 $771 FY 2022E 734 560 387 479 FY 2023E 360 500 N/A N/A ($ MM) Amounts for future periods are based on Company projections

A-6 PPP details PPP Revenue ($ MM) PPP Yields (%) Average PPP ($ B) EOP PPP ($ B) PPP Contribution to NIM (bps) 2Q20 $55 2.6% $8.7 $12.0 0 3Q20 78 2.6 12.1 12.2 -1 4Q20 108 3.6 11.8 10.8 3 1Q21 132 5.3 10.0 10.1 6 2Q21 124 5.7 8.7 6.0 6 3Q21 85 7.2 4.7 3.5 5 4Q21 55 8.0 2.7 2.1 3 1Q22 34 8.5 1.6 1.2 2 2Q22 21 8.8 0.9 0.7 2 FY 2020 $241 3.0% $8.2 $10.8 0 FY 2021 395 6.1 6.5 2.1 5

A-7 3Q22–2Q23 preferred stock projected dividends Estimates assume forward curve for LIBOR as of 7/1/22. Actual interest rates could vary significantly causing dividend payments to differ from the estimates shown above. Table may not foot due to rounding Truist Preferred Outstandings ($ MM) 3Q22 4Q22 1Q23 2Q23 Series I $173 $1.8 $1.7 $1.8 $1.9 Series J $102 1.0 1.0 1.1 1.2 Series L $750 9.5 11.7 12.8 13.1 Series M $500 — 12.8 — 12.8 Series N $1,700 40.8 — 40.8 — Series O $575 7.5 7.5 7.5 7.5 Series P $1,000 — 24.8 — 24.8 Series Q $1,000 25.5 — 25.5 — Series R $925 11.0 11.0 11.0 11.0 Estimated dividends based on projected interest rates and amounts outstanding ($ MM) $97.1 $70.5 $100.6 $72.3

Non-GAAP Reconciliations

Non-GAAP reconciliations

Diluted EPS

($ MM, except per share data, shares in thousands)

	Quarter Ended				
	June 30 2022	March 31 2022	Dec. 31 2021	Sept. 30 2021	June 30 2021
Net income available to common shareholders - GAAP	$ 1,454	$ 1,327	$ 1,524	$ 1,616	$ 1,559
Merger-related and restructuring charges	92	166	163	132	228
Securities (gains) losses	—	53	—	—	—
Loss (gain) on early extinguishment of debt	(30)	—	—	—	(1)
Incremental operating expenses related to the merger	89	155	165	147	146
Charitable contribution	—	—	—	—	153
Professional fee accrual	—	—	—	23	—
Gain on redemption of noncontrolling equity interest	—	(57)	—	—	—
Net income available to common shareholders - adjusted	$ 1,605	$ 1,644	$ 1,852	$ 1,918	$ 2,085
Weighted average shares outstanding - diluted	1,338,864	1,341,563	1,343,029	1,346,854	1,349,492
Diluted EPS - GAAP	**$ 1.09**	**$ 0.99**	**$ 1.13**	**$ 1.20**	**$ 1.16**
Diluted EPS - adjusted[1]	**1.20**	**1.23**	**1.38**	**1.42**	**1.55**

(1) The adjusted diluted earnings per share is non-GAAP in that it excludes merger-related and restructuring charges and other selected items, net of tax. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

TRUIST

A-9

Non-GAAP reconciliations

Efficiency ratio

($ MM)

	Quarter Ended				
	June 30 2022	March 31 2022	Dec. 31 2021	Sept. 30 2021	June 30 2021
Efficiency ratio numerator - noninterest expense - GAAP	$ 3,580	$ 3,674	$ 3,700	$ 3,795	$ 4,011
Merger-related and restructuring charges, net	(121)	(216)	(212)	(172)	(297)
Gain (loss) on early extinguishment of debt	39	—	1	—	—
Incremental operating expense related to the merger	(117)	(202)	(215)	(191)	(190)
Amortization of intangibles	(143)	(137)	(143)	(145)	(142)
Charitable contribution	—	—	—	—	(200)
Professional fee accrual	—	—	—	(30)	—
Efficiency ratio numerator - adjusted	$ 3,238	$ 3,119	$ 3,131	$ 3,257	$ 3,182
Efficiency ratio denominator - revenue[(1)] - GAAP	$ 5,655	$ 5,325	$ 5,566	$ 5,598	$ 5,650
Taxable equivalent adjustment	28	26	24	28	28
Securities (gains) losses	1	69	—	—	—
Gain on redemption of noncontrolling equity interest	—	(74)	—	—	—
Efficiency ratio denominator - adjusted	$ 5,684	$ 5,346	$ 5,590	$ 5,626	$ 5,678
Efficiency ratio - GAAP	**63.3 %**	**69.0 %**	**66.5 %**	**67.8 %**	**71.0 %**
Efficiency ratio - adjusted[(2)]	**57.0**	**58.3**	**56.0**	**57.9**	**56.1**

(1) Revenue is defined as net interest income plus noninterest income.
(2) The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges, and other selected items. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

TRUIST

A-10

Non-GAAP reconciliations

Pre-provision net revenue

($ MM)

	Quarter Ended				
	June 30 2022	March 31 2022	Dec. 31 2021	Sept. 30 2021	June 30 2021
Net income	$ 1,532	$ 1,416	$ 1,602	$ 1,704	$ 1,658
Provision for credit losses	171	(95)	(103)	(324)	(434)
Provision for income taxes	372	330	367	423	415
Taxable-equivalent adjustment	28	26	24	28	28
Pre-provision net revenue[(1)(2)]	**$ 2,103**	**$ 1,677**	**$ 1,890**	**$ 1,831**	**$ 1,667**
PPNR	$ 2,103	$ 1,677	$ 1,890	$ 1,831	$ 1,667
Merger-related and restructuring charges, net	121	216	212	172	297
Gain (loss) on early extinguishment of debt	(39)	—	(1)	—	—
Incremental operating expense related to the merger	117	202	215	191	190
Amortization of intangibles	143	137	143	145	142
Charitable contribution	—	—	—	—	200
Professional fee accrual	—	—	—	30	—
Securities (gains) losses	1	69	—	—	—
Gain on redemption of noncontrolling equity interest	—	(74)	—	—	—
Pre-provision net revenue - adjusted[(1)(2)]	**$ 2,446**	**$ 2,227**	**$ 2,459**	**$ 2,369**	**$ 2,496**

(1) Revenue is defined as net interest income plus noninterest income.
(2) Pre-provision net revenue is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of the provision for credit losses and provision for income taxes. Adjusted pre-provision net revenue is a non-GAAP measure that additionally excludes securities gains (losses), merger-related and restructuring charges, amortization of intangible assets, and other selected items. Truist's management believes these measures provide a greater understanding of ongoing operations and enhances comparability of results with prior periods.

TRUIST

A-11

Non-GAAP reconciliations

Return on average assets

($ MM)

	As of / Quarter Ended				
	June 30 2022	March 31 2022	Dec. 31 2021	Sept. 30 2021	June 30 2021
Net income - GAAP	$ 1,532	$ 1,416	$ 1,602	$ 1,704	$ 1,658
Merger-related and restructuring charges	92	166	163	132	228
Securities (gains) losses	—	53	—	—	—
Loss (gain) on early extinguishment of debt	(30)	—	—	—	(1)
Incremental operating expenses related to the merger	89	155	165	147	146
Charitable contribution	—	—	—	—	153
Professional fee accrual	—	—	—	23	—
Gain on redemption of noncontrolling equity interest	—	(57)	—	—	—
Numerator - adjusted[(1)]	$ 1,683	$ 1,733	$ 1,930	$ 2,006	$ 2,184
Average assets	$ 540,568	$ 535,981	$ 534,911	$ 526,685	$ 518,774
Return on average assets - GAAP	**1.14 %**	**1.07 %**	**1.19 %**	**1.28 %**	**1.28 %**
Return on average assets - adjusted[(1)]	**1.25**	**1.31**	**1.43**	**1.51**	**1.69**

(1) The adjusted performance ratios, including adjusted return on average assets, adjusted return on average common shareholders' equity, and adjusted return on average tangible common shareholders' equity, are non-GAAP in that they exclude merger-related and restructuring charges, selected items, and, in the case of return on average tangible common shareholders' equity, amortization of intangible assets. Truist's management uses these measures in their analysis of the Corporation's performance. Truist's management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-12

Non-GAAP reconciliations

Calculations of tangible common equity and related measures

($ MM, except per share data, shares in thousands)

	As of / Quarter Ended				
	June 30 2022	March 31 2022	Dec. 31 2021	Sept. 30 2021	June 30 2021
Common shareholders' equity	$ 56,302	$ 58,348	$ 62,598	$ 62,227	$ 61,663
Less: Intangible assets, net of deferred taxes	29,095	29,229	28,772	27,066	26,296
Tangible common shareholders' equity[(1)]	$ 27,207	$ 29,119	$ 33,826	$ 35,161	$ 35,367
Outstanding shares at end of period	1,326,393	1,331,414	1,327,818	1,334,892	1,334,770
Common shareholders' equity per common share	**$ 42.45**	**$ 43.82**	**$ 47.14**	**$ 46.62**	**$ 46.20**
Tangible common shareholders' equity per common share[(1)]	**20.51**	**21.87**	**25.47**	**26.34**	**26.50**
Net income available to common shareholders	$ 1,454	$ 1,327	$ 1,524	$ 1,616	$ 1,559
Plus amortization of intangibles, net of tax	109	105	110	113	107
Tangible net income available to common shareholders[(1)]	$ 1,563	$ 1,432	$ 1,634	$ 1,729	$ 1,666
Average common shareholders' equity	$ 56,803	$ 60,117	$ 61,807	$ 62,680	$ 61,709
Less: Average intangible assets, net of deferred taxes	29,173	28,905	27,523	27,149	26,366
Average tangible common shareholders' equity[(1)]	$ 27,630	$ 31,212	$ 34,284	$ 35,531	$ 35,343
Return on average common shareholders' equity	**10.3 %**	**9.0 %**	**9.8 %**	**10.2 %**	**10.1 %**
Return on average tangible common shareholders' equity[(1)]	**22.7**	**18.6**	**18.9**	**19.3**	**18.9**

(1) Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist's management uses these measures to assess the quality of capital and returns relative to balance sheet risk. These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-13

Non-GAAP reconciliations

Return on average common equity and average tangible common equity

($ MM)

	As of / Quarter Ended				
	June 30 2022	March 31 2022	Dec. 31 2021	Sept. 30 2021	June 30 2021
Net income available to common shareholders - GAAP	$ 1,454	$ 1,327	$ 1,524	$ 1,616	$ 1,559
Merger-related and restructuring charges	92	166	163	132	228
Securities (gains) losses	—	53	—	—	—
Loss (gain) on early extinguishment of debt	(30)	—	—	—	(1)
Incremental operating expenses related to the merger	89	155	165	147	146
Charitable contribution	—	—	—	—	153
Professional fee accrual	—	—	—	23	—
Gain on redemption of noncontrolling equity interest	—	(57)	—	—	—
Net income available to common shareholders - adjusted	1,605	1,644	1,852	1,918	2,085
Amortization	109	105	110	113	107
Net income available to common shareholders - tangible adjusted	$ 1,714	$ 1,749	$ 1,962	$ 2,031	$ 2,192
Average common shareholders' equity	$ 56,803	$ 60,117	$ 61,807	$ 62,680	$ 61,709
Plus: Estimated impact of adjustments on denominator	76	158	164	151	263
Average common shareholders' equity - adjusted	56,879	60,275	61,971	62,831	61,972
Less: Average intangible assets	29,173	28,905	27,523	27,149	26,366
Average tangible common shareholders' equity - adjusted	$ 27,706	$ 31,370	$ 34,448	$ 35,682	$ 35,606
Return on average common shareholders equity - GAAP	**10.3 %**	**9.0 %**	**9.8 %**	**10.2 %**	**10.1 %**
Return on average common shareholders equity - adjusted[(1)]	**11.3 %**	**11.1 %**	**11.9 %**	**12.1 %**	**13.5 %**
Return on average tangible common shareholders equity - adjusted[(1)]	**24.8**	**22.6**	**22.6**	**22.6**	**24.7**

(1) The adjusted performance ratios, including adjusted return on average assets, adjusted return on average common shareholders' equity, and adjusted return on average tangible common shareholders' equity, are non-GAAP in that they exclude merger-related and restructuring charges, selected items, and, in the case of return on average tangible common shareholders' equity, amortization of intangible assets. Truist's management uses these measures in their analysis of the Corporation's performance. Truist's management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-14

Non-GAAP Reconciliations

Operating Leverage[1]

($ MM)

	Quarter Ended		Year-to-Date			
	June 30 2022	March 31 2022	June 30 2022	June 30 2021	% Growth 2Q22 vs. 1Q22	% Growth Year-to-Date 2022 vs. 2021
Revenue[2] - GAAP	$ 5,655	$ 5,325	$ 10,980	$ 11,132	6.2 %	(1.4)%
Taxable equivalent adjustment	28	26	54	56		
Securities (gains) losses	1	69	70	—		
Gain on redemption of noncontrolling equity interest	—	(74)	(74)	—		
Gains on divestiture of certain businesses	—	—	—	(37)		
Revenue[2] - adjusted	$ 5,684	$ 5,346	$ 11,030	$ 11,151	6.3 %	(1.1)%
Noninterest expense - GAAP	$ 3,580	$ 3,674	$ 7,254	$ 7,621	(2.5)%	(4.9)%
Merger-related and restructuring charges, net	(121)	(216)	(337)	(438)		
Gain (loss) on early extinguishment of debt	39	—	39	3		
Incremental operating expense related to the merger	(117)	(202)	(319)	(365)		
Amortization of intangibles	(143)	(137)	(280)	(286)		
Charitable contribution	—	—	—	(200)		
Acceleration for cash flow hedge unwind	—	—	—	(36)		
Noninterest expense - adjusted	$ 3,238	$ 3,119	$ 6,357	$ 6,299	3.8 %	0.9 %
Operating leverage - GAAP					**8.7 %**	**3.5 %**
Operating leverage - adjusted[3]					**2.5 %**	**(2.0)%**

(1) Operating leverage is defined as percentage growth in revenue less percentage growth in noninterest expense.
(2) Revenue is defined as net interest income plus noninterest income.
(3) The adjusted operating leverage ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges, and other selected items. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-15

Non-GAAP reconciliations

Core NIM

($ MM)

	Quarter Ended				
	June 30 2022	March 31 2022	Dec. 31 2021	Sept. 30 2021	June 30 2021
Net interest income - GAAP	$ 3,407	$ 3,183	$ 3,243	$ 3,233	$ 3,245
Taxable-equivalent adjustment	28	26	24	28	28
Net interest income - taxable-equivalent	3,435	3,209	3,267	3,261	3,273
Accretion of mark on acquired loans	(189)	(191)	(217)	(233)	(285)
Accretion of mark on acquired liabilities	(15)	(19)	(20)	(22)	(23)
Net interest income - core[(1)]	$ 3,231	$ 2,999	$ 3,030	$ 3,006	$ 2,965
Average earning assets - GAAP	$ 475,818	$ 469,940	$ 470,885	$ 461,750	$ 455,265
Average balance - mark on acquired loans	1,029	1,247	1,449	1,658	1,947
Average earning assets - core[(1)]	$ 476,847	$ 471,187	$ 472,334	$ 463,408	$ 457,212
Annualized net interest margin:					
Reported - taxable-equivalent	**2.89 %**	**2.76 %**	**2.76 %**	**2.81 %**	**2.88 %**
Core[(1)]	**2.72**	**2.57**	**2.55**	**2.58**	**2.60**

(1) Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The purchase accounting marks and related amortization for loans, deposits, and long-term debt from SunTrust and other acquisitions are excluded to approximate the yields paid by clients. Truist's management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of Truist's earning assets. These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-16

Non-GAAP reconciliations

Insurance Holdings adjusted EBITDA

($ MM)

	Quarter Ended				
	June 30 2022	March 31 2022	Dec. 31 2021	Sept. 30 2021	June 30 2021
Segment net interest income	$ 28	$ 24	$ 23	$ 28	$ 25
Noninterest income	833	738	681	652	698
Total revenue	$ 861	$ 762	$ 704	$ 680	$ 723
Segment net income (loss) - GAAP	$ 178	$ 152	$ 127	$ 111	$ 159
Provision (benefit) for income taxes	58	50	32	31	50
Depreciation & amortization	35	31	24	31	26
EBITDA	271	233	183	173	235
Merger-related and restructuring charges, net	7	8	8	2	13
Incremental operating expenses related to the merger	—	—	4	3	—
Adjusted EBITDA[(1)]	$ 278	$ 241	$ 195	$ 178	$ 248
Adjusted EBITDA[(1)] margin	**32.3 %**	**31.6 %**	**27.7 %**	**26.2 %**	**34.3 %**

(1) EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, depreciation, and amortization to net income. Truist's management also adds back merger-related and restructuring charges, incremental operating expenses related to the merger, and other selected items. Truist's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

TRUIST

A-17

To inspire and build better lives and communities